SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 BIOCUREX, INC.
                        -------------------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
                    ---------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
   ----------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:
   ----------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
   ----------------------------------------------------------------


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                                 BIOCUREX, INC.
                           7080 River Road, Suite 215
                       Richmond, British Columbia V6X 1X5
                                 (866) 884-8669

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              TO BE HELD __________

To the Stockholders:

Notice is hereby given that a special meeting of the stockholders of Biocurex, Inc. (the "Company") will be held at the offices of the Company, located at 7080 River Road, Suite 215, Richmond, British Columbia V6X 1X5 on _______, at ____ (Pacific Time), for the following purposes:

     (1) to approve an amendment to the Company's Articles of Incorporation to authorize the Company to issue up to 10,000,000 shares of preferred stock, with the Company's directors having the right to issue the preferred stock in one or more series, and to establish the rights and preferences of each series; and

     (2) to approve a resolution to amend the Company's Articles of Incorporation which would reverse split the Company's common stock by a ratio that will be determined by the Company's Board of Directors. At any time prior to the time the Articles of Amendment take effect, the Board of Directors may abandon the proposed stock split without further action by the shareholders.

to transact such other business as may properly come before the Meeting.

May 15, 2012 is the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Stockholders are entitled to one vote for each share held. As of the record date, there were 190,383,351 outstanding shares of the Company's common stock.


                                       BIOCUREX, INC.

June __, 2012                          Dr. Ricardo Moro
                                       Chief Executive Officer




                    PLEASE INDICATE YOUR VOTING INSTRUCTIONS
                           ON THE ATTACHED PROXY CARD,
                    AND SIGN, DATE AND RETURN THE PROXY CARD.
                    TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY.


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                                 BIOCUREX, INC.
                           7080 River Road, Suite 215
                       Richmond, British Columbia V6X 1X5
                                 (866) 884-8669

                                 PROXY STATEMENT

The accompanying proxy is solicited by the Company's directors for voting at the special meeting of stockholders to be held on ______________, 2012 at ______ Pacific Time, and at any and all adjournments of the meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the meeting. Stockholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same stockholder. This proxy statement was posted on the Company's website on __________, 2012.

There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the Meeting, the affirmative vote of holders owning a majority of the Company's outstanding shares of common stock is required to adopt the proposals to come before the Meeting.

Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the Meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the Meeting.

                             PRINCIPAL STOCKHOLDERS

The following table shows, as of May 15, 2012, information with respect to the shareholdings of (i) each person owning beneficially 5% or more of the Company's common stock, (ii) each of the Company's officers and directors, and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his or her shares of common stock.

                                      Number of          Percent of
      Name and Address                Shares (1)           Class
      ----------------                ----------         ----------

      Dr. Ricardo Moro               17,425,000          10.29%
      7080 River Road, Suite 215
      Richmond, British Columbia
      Canada V6X 1X5

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                                      Number of          Percent of
      Name and Address                Shares (1)           Class
      ----------------                ----------         ----------

      Dr. Paul Slowey                        --              --
      7080 River Road, Suite 215
      Richmond, British Columbia
      Canada  V6X 1X5

      Gladys Chan                       661,400           0.40%
      7080 River Road, Suite 215
      Richmond, British Columbia
      Canada  V6X 1X5

      Antonia Bold-de-Haughton        1,220,800           0.73%
      7080 River Road, Suite 215
      Richmond, British Columbia
      Canada  V6X 1X5

      Dennis Burger, Ph.D            12,257,286           6.91%
      1534 SW Myrtle St.
      Portland, OR 97201

      Dr. Phil Gold                   1,309,210           1.12%
      3225 The Boulevard
      Westmount, Quebec
      Canada H3Y 1S4

      Jim Walsh                       1,714,286           1.02%
      c/o Biocurex, Inc.
      7080 River Road
      Richmond, British Columbia
      Canada V6X 1X5

      Trent Davis                            --              --
      811 S.W. Naito Pkwy, # 200
      Portland, OR  97204-3332

      All Officers and Directors
      as a Group (8 persons)         34,587,982           20.47%


 (1) Includes shares issuable upon the exercise of options or warrants granted to the following persons, all of which are exercisable prior to August 31, 2012.

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                            Shares Issuable
                             Upon Exercise                        Expiration
    Name                of Options or Warrants   Exercise Price     Date
    ----                -----------------------  --------------   ----------

Dr. Ricardo Moro             16,325,000           .001 - .0714    3/11 - 1/20
Dr. Paul Slowey                      --                     --             --
Gladys Chan                     661,400           .001 - .0714    8/13 - 1/20
Antonia Bold-de-Haughton      1,220,800           .001 - .0714    8/13 - 1/20
Denis Burger                 10,000,000                  .0714           1/20
Dr. Phil Gold                 1,000,000                  .0714           1/20
Jim Walsh                     1,000,000                  .0714           1/20
Trent Davis                          --                     --             --

              PROPOSAL TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK

     Stockholders are being requested to vote to amend the Company's Certificate of Formation to authorize the Company to issue up to 10,000,000 shares of preferred stock and to authorize the Company's Board of Directors to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock.

     Currently the Company is not authorized to issue any preferred stock. Under Texas law, shares of preferred stock may be issued from time to time in one or more series as may be determined by the Company's Board of Directors. For each series, the voting powers and preferences, dividend rights, preferential payments on liquidation, rights to convert the preferred shares into common shares, and any other qualifications, limitations or restrictions will be established by the Board of Directors.

     With this flexibility, the Board of Directors can issue a series of preferred stock which, unlike common stock, can be specifically tailored to unique aspects of a financing or an acquisition.

     It should be noted, however, that the issuance of preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid with respect to the holders of our common stock, may make the removal of management difficult, even if the removal would be considered beneficial to stockholders generally, and may have the effect of limiting stockholders' participation in transactions such as mergers or tender offers if these transactions are not favored by the Company's management.

     The Company does not have any current plans, agreements, or understandings, written or oral, with respect to the issuance of any preferred shares.

     The Company's Board of Directors recommends that stockholders vote FOR this proposal.

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PROPOSAL TO APPROVE A REVERSE  SPLIT OF THE  COMPANY'S  COMMON  STOCK IN A RATIO
THAT WILL BE DETERMINED BY THE COMPANY'S BOARD OF DIRECTORS.

     Stockholders are being requested to approve a reverse split of the outstanding shares of the Company's common stock by a ratio that will be determined by the Company's Board of Directors, provided that, in any case, the reverse split ratio will not be greater than 150-for-1. The Company's Board of Directors has not made any determination as to whether it will actually proceed with a reverse split of the Company's common stock; it is only seeking the shareholders' approval for such a step at this time. The Company's Directors believe that, since it is not possible to predict future market conditions, it would be in the best interests of the stockholders to adopt a reverse split of the Company's outstanding common stock that allows the Board of Directors to determine whether or not to proceed with a stock split and if so, to determine the ratio of the stock split. The proposed reverse stock split would combine a whole number of outstanding shares of the Company's common stock into one share of common stock, thus reducing the number of outstanding shares without any corresponding change in the Company's par value. As a result, the number of shares of the Company's common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

     The Company's Board of Directors reserves the right, even after stockholder approval, to forego the reverse stock split if it determines such action is not in the Company's best interests or the best interests of the Company's stockholders. If the reverse stock split is adopted by the stockholders but is not implemented by ______________, 2012, this proposal will be deemed abandoned. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time. If the reverse stock split is adopted, there will be no change in the number of authorized shares of the Company's common stock.

     The primary reason for the reverse split stock is to increase the trading price of the Company's common stock, by reducing the number of the Company's outstanding shares, and increasing the number of shares the Company can issue in the future.

     The Board of Directors believes that the low trading price of the Company's common stock prevents many persons from investing in the Company. The Company's Board of Directors believes that the current low market price for the Company's common stock has had a negative effect on the marketability of the Company's outstanding shares for several reasons. First, many institutional investors have internal policies preventing the purchase of low-priced stocks. Second, analysts and brokers at many brokerage firms are prohibited from recommending, or are reluctant to recommend, lower-priced stocks to their clients. Also, since a broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current low price of the Company's common stock can result in investors paying transaction costs (commissions, markups or markdowns) that are a higher percentage of the total share value than would be the case if the price of the Company's common stock was substantially higher. Third, the Company's low share price may create the impression that the Company is not credible.

     The Company's Board of Directors believes that increasing the per share market price of the Company's common stock may encourage greater interest in the Company and enhance the acceptability and marketability of the Company's common stock to the financial community and investing public. As of May 15, 2012, the Company had 190,383,351 outstanding shares of common stock, which is more than many other biotechnology and life science companies that are comparable in size. A reverse stock split would reduce the number of shares outstanding to a number that is more comparable with those of similar biotechnology and life science companies and more appropriate to the size and scope of the Company's current business.

     While the Company expects that the reverse stock split will increase the market price of its common stock, the Company cannot guarantee that the reverse stock split will increase the market price of its common stock by a multiple equal to the reverse split ratio, or result in any permanent increase in the market price, which can be dependent upon many factors, including the Company's business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have adopted reverse stock splits has subsequently declined to pre-reverse split levels. Accordingly, the Company cannot assure its shareholders that the market price of its common stock immediately after the effective date of the reverse stock split will be maintained for any period of time, or that the reverse stock split will not have an adverse effect on the Company's stock price. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the Company's overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, the Company's overall market capitalization will be reduced.

     The Company's Articles of Incorporation provide that the Company is presently authorized to issue 450,000,000 shares of common stock. The reverse split, if adopted, would not change the number of shares of common stock which the Company is authorized to issue. However, a reverse split would reduce the number of the Company's outstanding shares, which would enable the Company to issue more shares that it would be able to issue if the reverse split was not adopted.

     Due to the lack of any significant revenues, the Company has relied upon proceeds from the private sales of its common stock, as well as securities convertible into common stock, to meet its funding requirements.

     The Company needs to increase the number of shares of common stock it can issue to accommodate additional shares which may be issued if all outstanding options, warrants and convertible securities were exercised or converted and to allow the Company to raise additional capital through the sale of common stock or securities convertible into common stock.

     Although the Company will be required to fund its operations through the sale of its securities until significant revenues are generated from the commercial sale of its products, as of the date of this proxy statement, the Company did not have any definitive agreements, arrangements, plans, intentions or commitments, written or oral, with any person to sell or issue any additional shares of its common stock, whether for cash or otherwise, except for the Company's obligation to issue common stock upon the exercise of outstanding options and warrants or the conversion of notes.

     Even a reverse stock split in the maximum range (150 for 1) would only eliminate four shareholders of record since, according to the records of the Company's transfer agent, only four shareholders own less than 150 shares.

     The Company would still have approximately 130 shareholders of record after the reverse stock split and would continue to be registered under Section 12 of the Securities Exchange Act of 1934.

     Any fractional shares resulting from the reverse stock split will be rounded to the nearest whole share.

     The Company's Board of Directors recommends that stockholders vote FOR this proposal.

                     AVAILABILITY OF INFORMATION FILED WITH
                       SECURITIES AND EXCHANGE COMMISSION

     The Company's Annual Report on Form 10-K for the year ending December 31, 2011, will be sent to any stockholder of the Company upon request. Requests for a copy of one or more of these reports should be addressed to the Company's Secretary at the address provided on the first page of this proxy statement.

                                     GENERAL

     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or email. Failure of a quorum to be present at the Meeting will necessitate adjournment and will subject the Company to additional expense. The Company is subject to the requirements of the Securities Exchange Act of 1934 and is required to file reports and other information with the Securities and Exchange Commission. Copies of these reports and other information can be read and downloaded from the Commission's website, www.sec.gov.

     The Company's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

     Please complete, sign and return the attached proxy promptly.

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                                      PROXY

                                 BIOCUREX, INC.
           This Proxy is solicited by the Company's Board of Directors

The undersigned stockholder of Biocurex, Inc. acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held ____________, 2012, at _________ local time, at the Company's offices located at 7080 River Road, Suite 215, Richmond, British Columbia V6X 1X5 and hereby appoints Dr. Ricardo Moro with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

(1) To approve an amendment to the Company's Articles of Incorporation to authorize the Company to issue up to 10,000,000 shares of preferred stock, with the Company's directors having the right to issue the preferred stock in one or more series, and to establish the rights and preferences of each series; and

               [ ]  FOR           [ ]  AGAINST             [ ] ABSTAIN

(2) To approve a resolution to amend the Company's Articles of Incorporation which would reverse split the Company's common stock by a ratio that will be determined by the Company's Board of Directors. At any time prior to the time the Articles of Amendment take effect, the Board of Directors may abandon the proposed stock split without further action by the shareholders.

               [ ]  FOR           [ ]  AGAINST             [ ] ABSTAIN

To transact such other business as may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2.

                                        Dated this ____ day of _________, 2012.

                                        ---------------------------------------
                                                    (Signature)

                                        ---------------------------------------
                                                   (Print Name)

            Please sign your name exactly as it appears on your stock
           certificate. If shares are held jointly, each holder should sign.
       Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

           Send the proxy statement by regular mail, email, or fax to:
                                 Biocurex, Inc.
                             Attn: Dr. Ricardo Moro
                           7080 River Road, Suite 215
                       Richmond, British Columbia V6X 1X5
                              Phone: (866) 884-8669
                                 Fax: _________
                            Email: rmoro@biocurex.com

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                                 BIOCUREX, INC.
               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

     Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on _____________, 2012.

1.   This notice is not a form for voting.

2. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

3.   The Proxy Statement is available at www._____________________.

4. If you want to receive a paper or email copy of the proxy statement, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before _______________ to facilitate timely delivery.

A special meeting of the Company's stockholders will be held at the Company's offices located at 7080 River Road, Suite 215, Richmond, British Columbia V6X 1X5 on _____________, at _____ Pacific time, for the following purposes:

(1) To approve an amendment to the Company's Articles of Incorporation to authorize the Company to issue up to 10,000,000 shares of preferred stock, with the Company's directors having the right to issue the preferred stock in one or more series, and to establish the rights and preferences of each series; and

(2) to approve a resolution to amend the Company's Articles of Incorporation which would reverse split the Company's common stock by a ratio that will be determined by the Company's Board of Directors. At any time prior to the time the Articles of Amendment take effect, the Board of Directors may abandon the proposed stock split without further action by the shareholders.

To transact such other business as may properly come before the meeting.

     The Board of Directors recommends that stockholders vote FOR proposals 1 and 2 listed on the Notice of Special Meeting of Stockholders.

     May 15, 2012 is the record date for the determination of stockholders entitled to notice of and to vote at such meeting. Stockholders may cast one vote for each share held.

     Stockholders may access the following documents at www.____:

          o    Notice of the 2012 Special Meeting of Stockholders;

          o    Company's 2012 Proxy Statement; and

          o    Proxy Card.

Stockholders may request a paper copy of the Proxy Materials and Proxy Card by calling _______, by emailing the Company ______________, or by visiting _______________ and indicating if you want a paper copy of the proxy materials and proxy card:

          |X|  for this meeting only, or

          |X|  for this meeting and all other meetings.

If you have a stock certificate registered in your name, or if you have a proxy from a stockholder of record on _______, 2012, you can, if desired, attend the Special Meeting and vote in person. Stockholders can obtain directions to the 2012 special stockholders' meeting at ______________.

Please visit _____________- to print and fill out the Proxy Card. Complete and sign the proxy card and mail the Proxy Card to:

                                 Biocurex, Inc.
                           7080 River Road, Suite 215
                       Richmond, British Columbia V6X 1X5
                             Attention: Ricardo Moro

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